United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2013
(Date of Report)

Ceetop Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)

China Ceetop.com, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

   On September 18, 2013 Guizhou Ceetop Network and Technology Co. Ltd. (“Guizhou”), the subsidiary of China Ceetop.com, Inc. (the “Company”), entered into a Capital Investment and Share Expansion Agreement (the “Agreement”) with Hangzhou Ruanjing Information Technology Co., Ltd. (“Hangzhou”). Hangzhou, located in Hangzhou, Zhejiang Province, China, is an enterprise focusing on e-commerce, supply chain information systems development, maintenance and support.  Pursuant to the Agreement, in exchange for 8,500,000 yuan, Guizhou acquired Forty Two and one half percent (42.5%) of the equity in Hangzhou.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

   On September 12, 2013, the Company filed with the State of Oregon an amendment to its Articles of Incorporation to change the name of the Company to Ceetop, Inc.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3(i)	Amendment to Articles of Incorporation.
10.1	Capital Investment and Share Expansion Agreement dated September 18, 2013.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	CEETOP, INC.

/s/ Weiliang Liu
Weiliang Liu
President